QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of Regal Entertainment Group of our report dated March 9, 2010, relating to the financial statements of National CineMedia, LLC appearing in the Annual Report on Form 10-K/A of Regal Entertainment Group for the year ended December 31, 2009. We also consent to the reference to us under the headings "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
August 9, 2010

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM